UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION
12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934
Federal National Mortgage Association
(Exact name of registrant as specified in its charter)
Fannie Mae

Federally Chartered Corporation (State of incorporation or organization)	52-0883107 (I.R.S. Employer Identification No.)

3900 Wisconsin Avenue,
NW Washington, DC (Address of principal executive offices)	20016 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be so registered None	Name of each exchange on which each class is to be registered None
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates: Not Applicable
Securities to be registered pursuant to Section 12(g) of the Act:
Variable Rate Non-Cumulative Preferred Stock, Series O, stated value $50 per share
(Title of class)
5.375% Non-Cumulative Convertible Series 2004-1 Preferred Stock,
stated value $100,000 per share
(Title of class)
5.10% Non-Cumulative Preferred Stock, Series E, stated value $50 per share
(Title of class)
5.25% Non-Cumulative Preferred Stock, Series D, stated value $50 per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
The Certificate of Designation of Terms of Non-Cumulative Preferred Stock, Series O filed with the Securities and Exchange Commission (the “SEC”) on January 4, 2005 as Exhibit 4.2 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of Non-Cumulative Convertible Series 2004-1 Preferred Stock filed with the SEC on January 4, 2005 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of 5.10% Non-Cumulative Preferred Stock, Series E filed with the SEC on March 31, 2003 as Exhibit 4.2 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.
The Certificate of Designation of Terms of 5.25% Non-Cumulative Preferred Stock, Series D filed with the SEC on March 31, 2003 as Exhibit 4.1 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.
Item 2. Exhibits.
4.1	The Certificate of Designation of Terms of Non-Cumulative Preferred Stock, Series O filed with the SEC on January 4, 2005 as Exhibit 4.2 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.2	The Certificate of Designation of Terms of Non-Cumulative Convertible Series 2004-1 Preferred Stock filed with the SEC on January 4, 2005 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.3	The Certificate of Designation of Terms of 5.10% Non-Cumulative Preferred Stock, Series E filed with the SEC on March 31, 2003 as Exhibit 4.2 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.

4.4	The Certificate of Designation of Terms of 5.25% Non-Cumulative Preferred Stock, Series D filed with the SEC on March 31, 2003 as Exhibit 4.1 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.
SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Federal National Mortgage Association Date July 28, 2008
By	/s/ POLLY N. KLANE
Polly N. Klane
Senior Vice President & Deputy General Counsel

Index to Exhibits

Exhibit No.	Exhibit

4.1	The Certificate of Designation of Terms of Non-Cumulative Preferred Stock, Series O filed with the SEC on January 4, 2005 as Exhibit 4.2 to the registrant’s current report on Form 8-K is incorporated by reference hereto into this registration statement.

4.2	The Certificate of Designation of Terms of Non-Cumulative Convertible Series 2004-1 Preferred Stock filed with the SEC on January 4, 2005 as Exhibit 4.1 to the registrant’s current report on Form 8-K is incorporated by reference into this registration statement.

4.3	The Certificate of Designation of Terms of 5.10% Non-Cumulative Preferred Stock, Series E filed with the SEC on March 31, 2003 as Exhibit 4.2 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.

4.4	The Certificate of Designation of Terms of 5.25% Non-Cumulative Preferred Stock, Series D filed with the SEC on March 31, 2003 as Exhibit 4.1 to the registrant’s registration statement on Form 10 is incorporated by reference into this registration statement.

3